UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 16, 2025

EQT CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	001-3551	25-0464690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

625 Liberty Avenue, Suite 1700, Pittsburgh, Pennsylvania 15222

(Address of principal executive offices, including zip code)

(412) 553-5700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, no par value	EQT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Shareholders of EQT Corporation (the “Company”) held on April 16, 2025 (the “Annual Meeting”), the Company’s shareholders approved the EQT Corporation 2025 Employee Stock Purchase Plan (the “Plan”), which was previously approved by the Company’s Board of Directors (the “Board”) subject to shareholder approval. The purpose of the Plan, which is anticipated to become available for use beginning in the first quarter of 2026, is to provide the Company’s employees the opportunity to purchase shares of the Company’s common stock at a discounted price through payroll deductions, up to a certain percentage limit of each employee’s eligible compensation.

A more complete description of the Plan is contained in the Company’s definitive proxy statement on Schedule 14A, as filed with the Securities and Exchange Commission on March 3, 2025 (the “Proxy Statement”), under the heading “Proposal 4 - Approval of the EQT Corporation 2025 Employee Stock Purchase Plan,” which is incorporated herein by reference. The description of the Plan set forth in the Proxy Statement does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Annual Meeting held on April 16, 2025, following the approval and recommendation of the Board, the Company’s shareholders approved a proposed amendment to the Company’s Amended and Restated Bylaws, as amended through July 18, 2024 (the “Bylaws”), to provide for exculpation of the Company’s officers pursuant to Section 1735 of the Pennsylvania Business Corporation Law. Such amendment is further described in the Proxy Statement, under the heading “Proposal 3 - Approval of an Amendment to the Company’s Bylaws to reflect Pennsylvania Law Provisions regarding Officer Exculpation.”

The foregoing description of the Amended and Restated Bylaws (as amended through April 16, 2025) (the “Restated Bylaws”) does not purport to be complete and is qualified in its entirety by reference to the full text of the Restated Bylaws filed herewith as Exhibit 3.1 and incorporated herein by reference. A marked copy illustrating the changes made to the amended sections of the Bylaws is filed herewith as Exhibit 3.2.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s shareholders voted upon the following five proposals, each of which is described in more detail in the Proxy Statement. The final vote results for each proposal were as follows:

Proposal 1: Election of Directors

The shareholders elected each of the individuals set forth below to the Board of Directors of the Company to serve a one-year term expiring at the Company’s 2026 annual meeting of shareholders:

	Shares For	Shares Against	Shares Abstained	Broker Non-Votes
Vicky A. Bailey	496,478,791	2,547,158	195,554	37,998,212
Lee M. Canaan	492,045,407	6,969,826	206,270	37,998,212
Frank C. Hu	488,122,910	10,884,966	213,627	37,998,212
Dr. Kathryn J. Jackson	494,751,172	4,264,957	205,374	37,998,212
Thomas F. Karam	490,757,692	7,928,653	535,158	37,998,212
John F. McCartney	456,787,770	42,227,846	205,887	37,998,212
Daniel J. Rice IV	491,169,383	7,852,091	200,029	37,998,212
Toby Z. Rice	495,314,150	3,698,861	208,492	37,998,212
Robert F. Vagt	496,691,608	2,328,395	201,500	37,998,212
Hallie A. Vanderhider	493,335,825	5,685,471	200,207	37,998,212

Proposal 2: Approval of a Non-Binding Resolution to Approve the 2024 Compensation of the Company’s Named Executive Officers (Say-on-Pay)

The shareholders approved a non-binding resolution to approve the 2024 compensation of the Company’s named executive officers, with votes as follows:

Shares For	Shares Against	Shares Abstained	Broker Non-Votes
490,888,538	7,672,182	660,783	37,998,212

Proposal 3: Approval of an Amendment to the Company’s Bylaws to Reflect Pennsylvania Law Provisions Regarding Officer Exculpation

The shareholders approved an amendment to the Company’s Bylaws to reflect Pennsylvania law provisions regarding officer exculpation, with votes as follows:

Shares For	Shares Against	Shares Abstained	Broker Non-Votes
450,720,735	48,039,078	461,690	37,998,212

Proposal 4: Approval of the EQT Corporation 2025 Employee Stock Purchase Plan

The shareholders approved the EQT Corporation 2025 Employee Stock Purchase Plan, with votes as follows:

Shares For	Shares Against	Shares Abstained	Broker Non-Votes
498,212,461	755,066	253,976	37,998,212

Proposal 5: Ratification of the Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for 2025

The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 was ratified by the shareholders, with votes as follows:

Shares For	Shares Against	Shares Abstained	Broker Non-Votes
509,608,223	27,391,311	220,181	0

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	EQT Corporation Amended and Restated Bylaws (Amended through April 16, 2025).

3.2	Marked Changes to Amended Sections of EQT Corporation Amended and Restated Bylaws.

10.1	EQT Corporation 2025 Employee Stock Purchase Plan.

104	Cover Page Interactive Data File-the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQT CORPORATION

Date: April 17, 2025	By:	/s/ William E. Jordan
	Name:	William E. Jordan
	Title:	Chief Legal and Policy Officer